AMENDMENT

AMENDMENT made as of January 1, 2006 to that certain Securities Lending Agreement and Guaranty, dated as of November 2, 2001, between each Investment Company listed on Exhibit A thereto for itself and each Series listed on Exhibit A thereto (each hereinafter “Lender”) and The Bank of New York (“Bank”) (such agreement hereinafter “the Agreement”).

WITNESSETH:

WHEREAS, Bank is authorized under the Agreement to make Loans (as defined therein) only if the same are collateralized by Cash Collateral (as defined therein);

WHEREAS, Section 5.8 provides, in part, that Lender shall pay Bank a fee based on the sum of interest, dividends and other distributions on Approved Investments (as defined in the Agreement); and

WHEREAS, Lender and Bank desire to amend Section 5.8 to provide for a fixed monthly fee;

NOW, THEREFORE, Lender and Bank hereby amend the Agreement as follows:

1. Article III is hereby amended first, by deleting the word “and” at the end of sub-paragraph (c); second, by replacing the period at the end of sub-paragraph (d) with a comma and then adding thereafter the word “and”; and third, by adding the following new sub-paragraph to read in its entirety as follows:

“(e) Each Lender which is an Investment Company named on Exhibit A hereto shall allocate to its Series listed on Exhibit A hereto each monthly fee of Bank payable pursuant to Section 5.8 hereof, to the extent required by and in accordance with applicable law, including, without limitation, the Investment Company Act of 1940, as amended, and the rules, regulations and regulatory guidance thereunder.”

2. Section 5.8 is hereby amended to read in its entirety as follows:

“Section 5.8. Agent’s Fee. For its performance as Lender’s agent in making and administering Loans for Lender, each Lender which is an Investment Company listed on Exhibit A hereto shall pay to Bank, with respect to each calendar month in consideration of all Loans made or outstanding during such calendar month for such Lender and its various Series listed on Exhibit A hereto, its share of each of the following three fees: (i) a transfer fee of $9,900; (ii) a record keeping fee of $9,900; and (iii) a Loan monitoring fee of $25,200. A Lender’s share of such fees shall be based on a fraction, the numerator of which is such Lender’s share of the sum of all dividends, interest, and other Distributions on Approved

Investments, net of Rebates paid to Borrowers and net of brokerage commissions, if any, incurred in making Approved Investments with respect to its Loans, and the denominator of which is the sum of all such amounts for all Loans by all Lenders made or outstanding during such calendar month. Bank is authorized, on a monthly basis, to charge such fee, and any other amounts owed by Lender hereunder, against the Account and/or Collateral Account, provided, however, that Bank shall allocate any charges for its monthly fees among the Series as instructed by the applicable Investment Company in a Certificate, or in the absence of such Certificate may allocate such monthly fee among the various Series based on Loan activity during such month.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

THE INVESTMENT COMPANIES LISTED ON EXHIBIT A THERETO

By:

Their: Treasurer

By:

Their: Secretary

THE BANK OF NEW YORK

By:
Title:

AMENDMENT

AMENDMENT made as of January 1, 2010 to that certain Securities Lending Agreement and Guaranty, dated as of November 2, 2001, as amended by an Amendment dated as of January 1, 2006, between each Investment Company listed on Exhibit A thereto for itself and each Series listed on Exhibit A thereto (each hereinafter “Lender”) and The Bank of New York (“Bank”) (such agreement as previously amended hereinafter “the Agreement”).

WITNESSETH:

WHEREAS, Lender and Bank desire to amend certain fees of the Bank specified in Section 5.8 of the Agreement;

NOW, THEREFORE, Lender and Bank hereby amend and restate in its entirety

Section 5.8 the Agreement as follows:

“Section 5.8. Agent’s Fee. For its performance as Lender’s agent in making and administering Loans for Lender, each Lender which is an Investment Company listed on Exhibit A hereto shall pay to Bank, with respect to each calendar month in consideration of all Loans made or outstanding during such calendar month for such Lender and its various Series listed on Exhibit A hereto, its share of each of the following three fees: (i) a transfer fee of $7,700; (ii) a record keeping fee of $7,700; and (iii) a Loan monitoring fee of $19,600. A Lender’s share of such fees shall be based on a fraction, the numerator of which is such Lender’s share of the sum of all dividends, interest, and other Distributions on Approved Investments, net of Rebates paid to Borrowers and net of brokerage commissions, if any, incurred in making Approved Investments with respect to its Loans, and the denominator of which is the sum of all such amounts for all Loans by all Lenders made or outstanding during such calendar month. Bank is authorized, on a monthly basis, to charge such fee, and any other amounts owed by Lender hereunder, against the Account and/or Collateral Account, provided, however, that Bank shall allocate any charges for its monthly fees among the Series as instructed by the applicable Investment Company in a Certificate, or in the absence of such Certificate may allocate such monthly fee among the various Series based on Loan activity during such month.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

THE INVESTMENT COMPANIES LISTED ON EXHIBIT A THERETO

By:

Their: Treasurer

By:

Their: Secretary

THE BANK OF NEW YORK

By:
Title:

GLOBAL SECURITIES LENDING SUPPLEMENT

In addition to the provisions of that certain securities lending agreement dated as of November 2, 2001 pursuant to which each Investment Company listed on Exhibit A hereto and incorporated herein (the “Lender”) has appointed The Bank of New York Mellon (the “Bank”) as its agent to lend securities in the Lender’s custody account at the Bank and to perform related activities (the “Agreement”), the following provisions shall apply to loans involving Non-U.S. Securities, Non-U.S. Collateral and/or Approved Non-U.S. Investments.

ARTICLE I

DEFINITIONS

For purposes hereof, the following terms shall have the meanings ascribed below:

1. “Approved Non-U.S. Investment” shall mean any type of security, participation or interest in property in which Cash Collateral or Non-U.S. Cash Collateral may be invested or reinvested, as more fully described on Schedule I to this Supplement (which may be amended from time to time by execution of a revised Schedule I).

2. “Approved Investment” shall mean any type of security, instrument, participation or interest in property in which the Lender has previously authorized the Bank to invest or reinvest Cash Collateral pursuant to the Agreement.

3. “Business Day” shall mean any day on which all of the following are open for business: (a) the Bank; (b) the Book-Entry System, Depositories or Clearing Organizations, as applicable for particular Loans; and (c) the principal exchanges or markets for the relevant Securities, Collateral or Non-U.S. Collateral.

4. “Collateral Requirement” shall mean with respect to Loans pursuant to this Supplement, the following percentage of the Market Value of Loaned Securities as of the close of trading on the preceding Business Day, (a) 105% when the Loaned Securities and the Collateral or Non-U.S. Collateral delivered in connection therewith are denominated in different currencies, or (b) 102% when the Loaned Securities and the Collateral or Non-U.S. Collateral delivered in connection therewith are denominated in the same currency.

5. “Depository”, for purposes hereof, shall be deemed to include Euroclear, Clearstream and any other depository or clearing agency (and their respective successors and nominees) organized under the laws of a country other than the United States and operating outside the United States which is authorized to act as a securities depository or clearing agency.

6. “Global Master Securities Lending Agreement” shall mean the agreement pursuant to which the Bank Lends Securities or Non-U.S. Securities to Non-U.S. Borrowers on behalf of its customers (including the Lender) from time to time.

7. “Loan” shall mean a loan of Securities or Non-U.S. Securities authorized pursuant to this Supplement.

8. “Loaned Security” shall mean any Security or Non-U.S. Security which is subject to a Loan.

9. “Market Value” of cash represented by foreign currencies shall be its amount. The market value of loaned Non-U.S. Securities or Non-U.S. Collateral (other than cash) shall be determined on the basis of the last (or latest available) sale price in the primary market in which they are traded or, in the absence of such price, such price as published in the latest edition of The Financial Times or other equivalent financial publication in the business center of the principal market for such securities or as otherwise agreed between the Borrower and the Bank.

10. “Non-U.S. Cash Collateral” shall mean (a) monies in the currencies in which the loaned Non-U.S. Securities are traded in the principal market therefor, (b) monies in the official currency of any member country of the OECD, and (c) monies in such other currencies as may be agreed by the Lender (and which are acceptable to the Bank); whether in the form of cash, credits of immediately available funds to the Bank’s account at a Clearing Organization or represented by a certified or bank draft payable to the order of the Bank as agent for the Lender.

11. “Non-U.S. Collateral” shall mean Non-U.S. Cash Collateral and debt obligations issued and sold primarily outside the United States by the central government of any OECD country or any agency or instrumentality thereof.

12. “Non-U.S. Security” shall include, without limitation, securities issued and sold primarily outside the United States by the central government of any country or any agency or instrumentality thereof or a corporation or other entity incorporated or organized under the laws of any country, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein.

13. “OECD” shall mean the Organization for Economic Cooperation and Development.

14. “Security” shall include Government Securities, Non-U.S. Securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein.

15. “Subcustodian” shall mean a bank or financial institution (other than a Depository) which is utilized by Bank in connection with the receipt, delivery and custody of Non-U.S. Securities, Non-U.S. Collateral, and Approved Non-U.S. Investments.

All capitalized terms not defined herein shall have the meanings given them in the Agreement.

ARTICLE II

AUTHORIZATION

1. Authorization. The Lender hereby acknowledges receipt of the Bank’s standard form of Global Master Securities Lending Agreement and authorizes the Bank to make Loans pursuant to agreements substantially in the form thereof and in accordance with the parameters set forth in Schedule II hereto (as such Schedule may be amended from time to time).

2. Use of Depositories and Subcustodians. The Lender hereby authorizes the Bank on a continuous and on-going basis to deposit, directly or through a Subcustodian, in the appropriate Depositories all Non-U.S. Securities, Non-U.S. Collateral, and Approved Non-U.S. Investments eligible for deposit therein and to utilize the Depositories to the extent possible in connection with its receipt and delivery of Non-U.S. Securities, Non-U.S. Collateral, Approved Non-U.S. Investments and monies pursuant to this Supplement. Where Non-U.S. Securities, Non-U.S. Collateral and Approved Non-U.S. Investments eligible for deposit in a Depository are transferred to the Collateral Account, the Bank shall identify as belonging to the Lender a quantity of securities in a fungible bulk of securities shown on the Bank’s account on the books of the appropriate Depository, or on the books of a Subcustodian. Non-U.S. Securities, Non-U.S. Collateral and Approved Non-U.S. Investments deposited in a Depository, either directly or through a Subcustodian will be represented in accounts which include only assets held by the Bank or the relevant Subcustodian for customers, including, but not limited, to accounts in which the Bank or such Subcustodian acts in a fiduciary or agency capacity.

ARTICLE III

SECURITIES LENDING TRANSACTIONS

1. Receipt of Non-U.S. Collateral; Approved Non-U.S. Investments. Upon entering Loans, the Bank shall receive all Collateral and Non-U.S. Collateral in accordance with the Global Master Securities Lending Agreement in such amount that the Market Value of such Collateral and Non-U.S. Collateral is not less than the Collateral Requirement. Subject to Schedule I hereto and any restrictions set forth by the Lender in a Certificate, the Bank is hereby authorized and directed to invest and reinvest all or substantially all of the Collateral represented by cash and Non-U.S. Cash Collateral in any Approved Investment or Approved Non-U.S. Investment.

2. Distributions on Loaned Non-U.S. Securities. Unless otherwise agreed, cash distributions paid on Loaned Securities which are Non-U.S. Securities shall be credited to the Account in the currency in which such distributions are paid on the Business Day following receipt from the Borrower.

3. Marks to Market. The Bank shall on each Business Day mark to market the value of all Loaned Securities and demand from the appropriate Borrowers additional Collateral or Non-U.S. Collateral when the Market Value of Collateral and Non-U.S. Collateral received by the Bank from such Borrowers is less than the then current Market Value of all of the Loaned Securities (a “Margin Deficit”). Notwithstanding the foregoing, Lender agrees that the Bank may exercise its right to demand additional Collateral or Non-U.S. Collateral from Borrowers only where a Margin Deficit exceeds a specified amount or specified percentage of the Market Value of the Loaned Securities determined by the Bank to be immaterial (but at all times consistent with generally accepted industry practices). Whenever the Bank demands additional Collateral or Non-U.S. Collateral pursuant to the foregoing, such additional Collateral together with the Collateral and Non-U.S. Collateral then held by the Bank in connection with Loans shall have a Market Value of not less than the Collateral Requirement.

4. Collateral Substitutions. The Bank shall accept substitutions of Collateral or Non-U.S. Collateral in accordance with the Global Master Securities Lending Agreement.

5. Foreign Exchange. Where the Bank is authorized or directed by the Lender to convert currency received hereunder into other currency, the Bank shall effect such transactions through customary banking channels whenever it is practicable to do so. All expenses and risks incident to such conversions shall be borne by the Lender, and the Bank shall have no responsibility for the fluctuation in exchange rates affecting such conversions.

6. Miscellaneous. The previsions of this Supplement shall apply solely with respect to Loans hereunder. All provisions of the Agreement shall nevertheless remain in full force and effect with respect to Loans made pursuant to this Supplement, and all capitalized terms and provisions contained in the Agreement shall be read so as to apply fully to Loans made pursuant to this Supplement; provided, that in the event of any conflict between the provisions of the Agreement and the provisions of this Supplement, the provisions of this Supplement shall control.

ARTICLE IV

DEPOSITORIES AND SUBCUSTODIANS

Bank shall have no responsibility or liability whatsoever for the actions or omissions of any Depository. Bank’s liability for the actions or omissions of any Subcustodian is limited to the failure on the part of Bank to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to damages, claims, costs expenses or liabilities (“Losses”), as a result of the inactions or omissions of any Subcustodian, Bank shall take appropriate action to recover such Losses, and Bank’s sole responsibility and liability to Lender shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Bank).

Dated: April 29, 2010

On behalf of each Investment Company listed on Exhibit A hereto

By:

Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:

Title:

SCHEDULE I

APPROVED NON-U.S. INVESTMENTS

(check where appropriate and execute below)

Investment	Limit (if any)

☒	Approved Investments

Bank is hereby authorized to invest and reinvest Cash Collateral in the following investments:

Investment

☒	Securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the United States government (“Government Securities”)

☒	Fully collateralised repurchase and reverse repurchase transactions involving Government Securities collateral with specified counterparties

☒	Securities, units, shares and other participations in money market funds and short term investment funds (including those managed by The Bank of New York Mellon) that invest solely in Government Securities.

Dated: April 29, 2010		,
On behalf of each Investment Company listed on Exhibit A hereto

Title: Treasurer

SCHEDULE II

PERMITTED GLOBAL LENDING ACTIVITIES

(check where appropriate and execute below)

The Bank is hereby authorized to make the following types of Loans pursuant to the Global Securities Lending Supplement:

☐	Securities loans vs. receipt of Non-U.S. Collateral

☒	Non-U.S. Securities loans vs. receipt of Collateral

☐	Non-U.S. Securities loans vs. receipt of Non-U.S. Collateral

Dated: April 29, 2010		,
On behalf of each Investment Company listed on Exhibit A hereto

Title: Treasurer

Exhibit A

Maxim Series Fund Inc.

Maxim MFS International Growth Portfolio	BNY Account 234110
Maxim MFS International Value Portfolio	BNY Account 269505
Maxim Invesco ADR Portfolio	BNY Account 234255
Maxim Loomis Sayles Bond Portfolio	BNY Account 269501
Maxim T Rowe Price Equity Income Portfolio	BNY Account 269502

AMENDMENT

AMENDMENT made as of March 1, 2011 to that certain Securities Lending Agreement and Guaranty, dated as of November 2, 2001, as amended by an Amendment dated as of January 1, 2006, and as further amended by an Amendment dated as of January 1, 2010 (the “January 1, 2010 Amendment”) between each Investment Company listed on Exhibit A hereof for itself and each Series listed on Exhibit A hereof (each hereinafter “Lender”) and The Bank of New York Mellon (formerly known as “The Bank of New York” and hereinafter referred to as “Bank”) (such agreement as previously amended hereinafter “the Agreement”).

W I T N E S S E T H :

WHEREAS, Lender and Bank desire to amend certain fees of Bank specified in Section 5.8 of the Agreement;

NOW, THEREFORE, Lender and Bank hereby:

1. Amend and restate in its entirety Section 5.8 the Agreement as follows:

“Section 5.8. Agent’s Fee. For its performance as Lender’s agent in making and administering Loans for Lender:

(a) Each Lender which is an Investment Company listed on Exhibit B hereto (each, an “Exhibit B Lender”) shall pay to Bank, with respect to each calendar month in consideration of all Loans made or outstanding during such calendar month for such Lender and its various Series listed on Exhibit B hereto, its share of each of the following three fees: (i) a transfer fee of $2,250; (ii) a record keeping fee of $2,250; and (iii) a Loan monitoring fee of $5,750. A Lender’s share of such fees shall be based on a fraction, the numerator of which is such Lender’s share of the sum of all dividends, interest, and other Distributions on Approved Investments, net of Rebates paid to Borrowers and net of brokerage commissions, if any, incurred in making Approved Investments with respect to its Loans, and the denominator of which is the sum of all such amounts for all Loans by all Exhibit B Lenders made or outstanding during such calendar month. Bank is authorized, on a monthly basis, to charge such fee, and any other amounts owed by Lender hereunder, against the Account and/or Collateral Account, provided, however, that Bank shall allocate any charges for its monthly fees among the Series as instructed by the applicable Investment Company in a Certificate, or in the absence of such Certificate may allocate such monthly fee among the various Series based on Loan activity during such month.

(b) Each Lender which is an Investment Company listed on Exhibit A hereto and which is not an Exhibit B Lender (each, a “Non-Exhibit B Lender”), shall pay to Bank a fee, accrued daily, equal to 25% of the sum of all interest, dividends and other distributions earned from Approved Investments with respect to each Non-Exhibit B Lender, net of Rebates paid by Bank to relevant Borrowers and net of brokerage commissions, if any, incurred in making such Approved Investments. Bank is authorized, on a monthly basis, to charge its fees and any other amounts owed by a Non- Exhibit B Lender hereunder against the Account and/or Collateral Account [provided, however, that Bank shall allocate any charges for its monthly fees among the Series as instructed by the applicable Investment Company in a Certificate, or in the absence of such Certificate may allocate such monthly fee among the various Series based on Loan activity during such month]. In the event that on a calendar month basis the amount of such interest, dividends and other distributions earned from Approved Investments with respect to a Non-Exhibit B Lender are, net of brokerage commissions incurred in making Approved Investments, less than the amount of any Rebate owed any Borrower, Bank and Lender shall pay, respectively, 25% and 75% of such deficiency.”

2. Amend and restate in its entirety Exhibit A of the Agreement to read in the form attached hereto.

3. Add a new Exhibit B to the Agreement to read in the form attached hereto.

4. This Amendment shall be effective as of March 1, 2011 and shall supersede the January 1, 2010 Amendment with respect to fees accrued on and after such date.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

THE INVESTMENT COMPANIES LISTED ON EXHIBIT A THERETO

By:

Their:	Treasurer

By:

Their:	Secretary

THE BANK OF NEW YORK MELLON

By:
Title:

EXHIBIT A

234263 Maxim Stock Index

234101 Maxim Index 600

268629 Maxim S&P 500

299502 Maxim S&P 400

299501 Maxim International Index

269504 Maxim Bond Index Fund

234264 Maxim US Government Mortgage Securities

269508 Maxim Short Duration Bond

234109 Maxim High Yield Bond

234113 Maxim Janus Large Cap Growth

234110 Maxim MFS International Growth

269505 Maxim MFS International Value

234108 Maxim Federated Bond

269506 Maxim Ariel Mid Cap Value

234268 Maxim Ariel Small Cap Value

234251 Maxim Loomis Sayles Small Cap Value

269501 Maxim Loomis Sayles Bond

269502 Maxim T Rowe Price Equity Income

234253 Maxim T Rowe Price Mid Cap Growth

234254 Maxim Small Cap Growth

234255 Maxim Invesco ADR

269510 Maxim Global Bond

279016 Maxim Mid Cap

279015 Maxim Small Cap

299517 Maxim Putnam Equity Income Portfolio

299516 Maxim American Century Portfolio

EXHIBIT B

234263 Maxim Stock Index

234101 Maxim Index 600

268629 Maxim S&P 500

299502 Maxim S&P 400

299501 Maxim International Index